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                                                                    EXHIBIT 23.1



                         Consent of Independent Auditors



We consent to the incorporation by reference in Amendment No. 1 to the Registration Statement (Form S-3) of Medwave, Inc., for the registration of 2,765,793 shares of its common stock of our report dated June 21, 2001, with respect to the financial statements of Medwave, Inc. included in its Annual Report (Form 10-K) for the year ended April 30, 2001, filed with the Securities and Exchange Commission.

                                                           /s/ Ernst & Young LLP

Minneapolis, Minnesota
September 12, 2001